                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated March 26, 2004, except for Note 3 and Note 7, which is as of March 31, 2004, accompanying the financial statements and schedules of M-Wave, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration and Prospectus, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP


Chicago, IL
September 23, 2004